EXHIBIT 10.11(B)


                              AMENDATORY AGREEMENT



     This AMENDATORY AGREEMENT ("Agreement") is made effective as of October 17, 1997 by and between MSB BANCORP, INC. ("Holding Company"), a corporation organized under the laws of Delaware, with its principal administrative office at 35 Matthews Street, Goshen, New York, and WILLIAM C. MYERS ("Executive"). Any reference to "Savings Bank" herein shall mean MSB Bank, a wholly owned subsidiary of the Holding Company, or any successor thereto.


                              W I T N E S S E T H :

     WHEREAS, the Holding Company and the Executive entered into an employment agreement dated September 3, 1994 ("Employment Agreement"), which was amended effective as of September 3, 1995 and September 3, 1996; and

     WHEREAS, the Holding Company and Executive desire to amend the Employment Agreement, effective as of October 17, 1997;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     FIRST. Section 2(a) of the Employment Agreement shall be amended in its entirety to read as follows:

     (a) The period of Executive's employment under this Agreement ("Employment Period") shall be deemed to have commenced as of the date first above written and shall end on December 31, 2002, subject to such extensions, if any, as are provided by the Holding Company pursuant to Section 2(b).

     SECOND. Section 2(b) of the Employment Agreement shall be amended in its entirety to read as follows:

     (b)  Beginning  on  January  1,  1998,  the  Employment   Period  shall  be
automatically extended for one (1) additional day each day, unless either Executive or the Holding Company elects not to extend the Employment Period further by giving written notice to the other party, in which case the Employment Period shall be fixed and shall end on the later of the last day of the Employment Period specified in such notice or the fifth anniversary of the date such written notice is given.

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     THIRD.  Section 5(b) of the  Employment  Agreement  shall be amended in its entirety to read as follows:

          (b) If any of the events described in Section 5(a) constituting a Change in Control have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the payments and benefits provided in paragraphs
     (c),  (d),  (e),  (f),  (g) and (h) of this Section 5 on the date such Change in Control occurs, without regard to whether Executive's employment with the Holding Company or the Savings Bank terminates in connection with such Change in Control. The benefits to be provided under, and the amounts payable pursuant to, this Section 5 shall be provided and be payable to the Executive, or in the event of his subsequent death, to his beneficiary or beneficiaries, or to his estate, as the case may be, without regard to proof of damages and without regard to the Executive's efforts, if any, to mitigate damages, and shall not be offset by, or reduced in respect of, any compensation or benefits paid or provided, or to be paid or provided, to Executive as a continuing employee of the Holding Company, the Savings Bank or their successors or assigns, following the Change in Control. The Holding Company and Executive hereby stipulate that the damages which may be incurred by Executive following any Change in Control are not capable of accurate measurement as of the date first above written and that such liquidated damages constitute reasonable damages under the circumstances.

     FOURTH. Section 5(c) of the Employment Agreement shall be amended in its entirety to read as follows:

          (c) Upon the occurrence of a Change in Control, the Holding Company shall be obligated to pay (or to cause the Savings Bank to pay) Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the following: (i) the amount of Base Salary, bonuses and any other cash compensation that would have been paid to Executive during the remaining Employment Period (including, but not limited to, any compensation paid to Executive as a member of the Board of Directors of the Holding Company); (ii) the amount of any employer contributions that would have been made on Executive's behalf under the Savings Bank's 401(k) Savings Plan (and any other defined contribution plan maintained by the Holding Company or the Savings Bank) during the remaining Employment Period; (iii) the fair market value (determined as of the date of the Change in Control) of any stock that would have been awarded or allocated to Executive under the Savings Bank's ESOP or BRP (or any other stock-based employee benefit or compensation plan or arrangement maintained by the Holding Company or the Savings Bank) during the remaining Employment Period; (iv) the lump sum present value of the benefits which the Executive would have accrued under the Savings Bank's Retirement Plan (and any other defined benefit plan maintained by the Holding Company or the Savings Bank) during the remaining Employment


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Period;  and (v) the lump sum present  value of the  additional  benefits  which
Executive would have accrued under Section 3(d) of this Agreement during the remaining Employment Period. The amounts specified in the preceding sentence shall be determined based on the terms of the applicable plan or plans (including the actuarial assumptions used therein) as in effect on the date of the Change in Control, assuming that, during the remaining Employment Period, Executive continued to receive his Base Salary at the level in effect on the date of the Change in Control, earned the highest level of bonuses in effect for him prior to the Change in Control and made the maximum amount of employee contributions permitted or required under the applicable plan or plans. At the election of the Executive, which election is to be made within thirty (30) days of the date of the Change in Control, the sum of the amounts to be paid under this Section 5(c) shall be paid in a lump sum or paid in equal monthly installments during the remaining Employment Period. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining Employment Period.

     FIFTH. Section 5(d) of the Employment Agreement shall be amended in its entirety to read as follows:

          (d) Upon the occurrence of a Change in Control, the Holding Company will cause to be continued, during the remaining Employment Period, life, medical, dental and disability coverage substantially identical to the coverage maintained by the Savings Bank or the Holding Company for Executive and his family immediately prior to the Change in Control.

     SIXTH.  Section  5(g) of the  Employment  Agreement  shall be  redesignated
Section 5(h), and any cross-references thereto shall be modified accordingly, and a new Section 5(g) shall be added to the Employment Agreement to read as follows:

          (g) Upon the occurrence of a Change in Control, the Holding Company will cause to cause to be continued, during the remaining Employment Period, at no cost to Executive, the fringe benefits and perquisites made available or provided to Executive immediately prior to the Change in Control, including, but not limited to, use of an automobile (comparable to a Lincoln Continental or a better quality and including gasoline), cellular and automobile telephones and a pager, as provided to Executive by the Holding Company or the Savings Bank immediately prior to the Change in Control, and payment of all membership fees, dues, capital contributions and other expenses for membership in such clubs, associations or other organizations for which expenses were paid by the Holding Company or the Savings Bank on behalf of the Executive prior to the Change in Control, including, but not limited to, any fees associated with attending state and national annual bank conventions and the American Community Bankers
     Presidents' Seminar. Regardless of whether Executive remains employed by the Holding Company or

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     the Savings  Bank, or their  successors  or assigns,  he shall be provided, during the remaining Employment Period, with a private office comparable in size with his office prior to the Change in Control which shall not be more than 30 miles from the location of his principal place of employment immediately prior to the Change in Control, a corporate credit card, the right to receive frequent flyer miles for any business travel, a private telephone number, secretarial services and other support services and facilities comparable to those provided to him by the Holding Company and the Savings Bank immediately prior to the Change in Control. In the event that Executive remains employed by the Holding Company or the Savings Bank, or their successors or assigns, following the Change in Control, Executive's principal place of employment shall be the office described in the preceding sentence.

     SEVENTH. Except as expressly amended herein, the Employment Agreement shall remain in full force and effect and the definitions therein are incorporated in this Amendatory Agreement by reference.

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     IN WITNESS  WHEREOF,  MSB  BANCORP,  INC.  has caused this  Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and director, and Executive has signed this Agreement, on the 31st day of October, 1997.


ATTEST:                                  MSB BANCORP, INC.



/s/ Karen DeLuca                         By: /s/ Ralph W. Decker
----------------                         -----------------------
SECRETARY                                RALPH W. DECKER
KAREN DELUCA                             CHAIRMAN OF THE COMPENSATION COMMITTEE


[SEAL]


WITNESS:


                                         /s/ William C. Myers
--------------------                     --------------------
                                         WILLIAM C. MYERS



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